Exhibit 1

                          CMS Energy Corporation

                               $200,000,000

                      General Term Notes(R), Series D
       Due From Nine Months to Twenty-Five Years from Date of Issue


                          DISTRIBUTION AGREEMENT

                              August __, 1997




J. W. KORTH & COMPANY
32841 Middlebelt Road, Suite 400
Farmington Hills, Michigan  48334

Dear Sirs:

        CMS Energy Corporation, a Michigan corporation (the "Company"), confirms its agreement with you (the "Agent," and together with such additional agents as may be named from time to time, the "Agents") with respect to the issue and sale by the Company of up to $200,000,000 aggregate principal amount of its General Term Notes(R), Series D (the "Notes"). The Notes are to be issued under an Indenture, dated as of January 15, 1994 as supplemented by a First Supplemental Indenture dated as of January 20, 1994, a Second Supplemental Indenture dated as of March 19, 1996, a Third Supplemental Indenture dated as of March 17, 1997 and a Fourth Supplemental Indenture dated as of August __, 1997 (such Indenture, as so supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). The Notes will have the maturities, annual interest rates, redemption provisions, if any, and other terms specified in a pricing supplement to the Prospectus referred to below.

        Subject to the terms and conditions stated herein, the Company hereby (i) appoints J. W. Korth & Company as the agent of the Company for the purpose of soliciting and receiving offers to purchase the Notes, (ii) reserves the right, from time to time, to appoint additional agents for the purpose of soliciting and receiving offers to purchase the Notes, provided that (a) the Company shall furnish the Agents with reasonable advance notification of the addition of any such agent, (b) such

_____________________
(R) Registered servicemark of J. W. Korth and Company additional agent shall be acceptable to J. W. Korth & Company and (c) each such additional agent shall be required to become a party to this agreement and undertake the obligations of an Agent hereunder pursuant to an Additional Agent Appointment Agreement substantially in the form of Exhibit E hereto, and (iii) agrees that, whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a supplemental agreement between the Company and J. W. Korth & Company (the "Purchasing Agent") with the
Purchasing Agent purchasing such Notes as principal; the supplemental agreement will also specify the amount of Notes being sold which have been solicited by each Agent. Each such supplemental agreement (which shall be either oral, to be confirmed in writing, or written, and in either case the written confirmation of an oral agreement or the written supplemental agreement shall be substantially in the form of Exhibit B hereto and may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company) is herein referred to as a "Terms Agreement." Any such Terms Agreement may be signed on behalf of the Company by such persons as are authorized from time to time by the Board of Directors of the Company to bind the Company in this regard. Under no circumstances will any Agent be obligated to purchase, or the Company be obligated to sell, any Notes, unless a Terms Agreement has been entered into between the Company and the Purchasing Agent with respect to such Notes.

        1. SOLICITATIONS BY THE AGENTS OF OFFERS TO PURCHASE; PURCHASES BY THE PURCHASING AGENT OF NOTES AS PRINCIPAL.

        Following the Commencement Date (defined below), the Company shall notify the Agents from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents will use their respective reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended and supplemented and as contemplated by the Note Administrative Procedures attached hereto as Exhibit A ("the Procedures").

        The Agents are authorized to solicit orders for the Notes only in denominations of $1,000 or any amount in excess thereof which is a multiple of $1,000 and, unless otherwise agreed to by the Company, at a purchase price equal to 100% of their principal amount. In soliciting offers to purchase the Notes hereunder, the Agents are acting solely as agents for the Company, and not as principals. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest received by it to purchase Notes. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company shall have the right to accept offers to purchase the Notes and may reject any such offer in whole or in part. The obligations of the Agents under this Agreement shall be several and not joint.

        Each acceptance by the Company of an offer to purchase Notes shall be in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. The commitment of the Purchasing Agent to purchase Notes pursuant to any Terms Agreement (and any contemporaneous purchase of Notes by an Agent from the Purchasing Agent) shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the date and time of delivery of payment for such Notes (the "Settlement Date"), whether the Notes provide for a survivor's option or for optional redemption by the Company and on what terms and conditions, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of the opinions of counsel, the certificates from the Company, and the letter from Arthur Andersen LLP, pursuant to Section 6(B)(b). The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

        The Company agrees to pay to the Purchasing Agent, as consideration for soliciting the sale of the Notes pursuant to a Terms Agreement, a commission in the form of a discount equal to a percentage not greater than 4%, which percentage shall be set forth in the applicable Terms Agreement, of the principal amount of each Note sold by the Company; the Purchasing Agent and the other Agents will share such commission in such proportion as they may agree.

        Delivery of the certificates for Notes pursuant to any Terms Agreement shall be made as agreed to between the Company and the Purchasing Agent as specified in the Terms Agreement, not later than the Settlement Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form specified in the Terms Agreement.

        The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures. The Procedures may be amended only by written agreement of the Company and the Agents.

        The documents required to be delivered by Section 6 of this Agreement shall be delivered at the office of Reid & Priest LLP, counsel for the Agents, 40 West 57th Street, New York, New York 10019, on such date as may be agreed to by the Company and the Agents (the "Commencement Date").

        2. OTHER ACTIVITIES OF AGENTS. The Company acknowledges that nothing in this Agreement shall prohibit any Agent from (i) acting as broker for the sale of Notes by customers other than the Company, (ii) soliciting the sale of Notes through such Agent as broker for a seller, soliciting the sale of Notes to such Agent as principal and soliciting offers to buy Notes, (iii) purchasing Notes in the secondary market, and
(iv) offering and selling as principal for its own account Notes which such Agent has purchased.

        3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Agents as of the date hereof, as of the Commencement Date and as of the times referred to in Section 4(g) hereof (the Commencement Date and each such time hereinafter sometimes referred to as a "Representation Date"), that:

                (a) A registration statement (File No. 333-_____) in respect of $200,000,000 aggregate principal amount of debt securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Agents, including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form, and no other document with respect to such registration statement or other document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"); such registration statement, as amended at the time it became effective, including all exhibits thereto and the documents incorporated by reference therein at the time such registration statement became effective, being hereinafter called the "Registration Statement"; the prospectus, including any prospectus supplement relating to the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes and the manner of distribution thereof (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including the applicable Pricing Supplement) in relation to the Notes sold pursuant to this Agreement, in the form in which it is filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a)(ii) hereof, including any documents incorporated by reference therein as of the date of such filing or transmission);

                (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission (or, if an amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they were filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Prospectus as amended or supplemented;

                (c) The Registration Statement and the Prospectus conform, and any amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and the Registration Statement, as of its effective date, and the Prospectus, as of its filing date, do not, and any amendments or supplements to the Registration Statement or the Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Registration Statement or the Prospectus as amended or supplemented or any such statements in or omissions from that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act;

                (d) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented;

                (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, in which the failure to so qualify and be in good standing would materially and adversely affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole;

                (e) The filing of the Registration Statement with respect to the Notes has, and the issuance and sale of the Notes pursuant to this Agreement and any Terms Agreement have, been duly authorized by the Company, and, when Notes are authenticated and issued pursuant to the Indenture and delivered against payment of the consideration as specified in this Agreement and any applicable Terms Agreement, such Notes will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and is duly qualified under the Trust Indenture Act and the Indenture constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Notes will conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to each issuance of Notes;

                (f) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries (as defined in Rule 405 as promulgated by the Commission under the Act) is a party or by which the Company or any of its significant subsidiaries is bound, or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, that is material to the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or the By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the solicitation by any Agent of offers to purchase Notes and with purchases of Notes by such Agent as principal;

                (g) Other than as set forth or contemplated in the Prospectus, as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its significant subsidiaries is a party or of which any property of the Company or any of its significant subsidiaries is the subject with respect to which there is a reasonable likelihood of one or more determinations which would individually or in the aggregate have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or others;

                (h) The Company is not subject to regulation under the Investment Company Act of 1940, as amended;

                (i) The Company will apply the net proceeds from the sale of Notes for the purpose set forth in the Prospectus under the caption "Use of Proceeds";

                (j) To the best of the Company's knowledge, Arthur Andersen LLP, who have audited certain financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                (k) Immediately after the sale of Notes by the Company hereunder and under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder and under any Terms Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

                (l) Other than as set forth or contemplated in the Prospectus, as amended or supplemented, the Company owns or possesses all permits, licenses and other authorizations necessary to own, lease or use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to own or possess any such permit, license or other authorization would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permit, license or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to have a material adverse effect upon the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole; and

                (m) Other than as set forth in the Prospectus as amended or supplemented, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its significant subsidiaries or under any indenture, mortgage, loan agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its significant subsidiaries, if such default would result in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

        4. COVENANTS OF THE COMPANY. The Company agrees with each of the Agents:

                (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of any Terms Agreement by the Purchasing Agent to purchase Notes as principal and prior to the related Settlement Date prior to having afforded each Agent a reasonable opportunity to review and comment on it and having reasonably considered any such comments; provided however, that, if any amendment or supplement to the Registration Statement or the Prospectus shall be transmitted for filing or filed after the date of any Terms Agreement between the Company and the Purchasing Agent for the purchase of Notes and prior to the related Settlement Date, the Purchasing Agent may unilaterally terminate such Terms Agreement and upon any such termination no Agent shall have any further obligation under such Terms Agreement; (ii) to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by such Rule; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and promptly comment on it and having reasonably considered any such comments; (iv) to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (all such reports and proxy or information statements which are so filed and which have not been subsequently superseded shall be referred to as the "Incorporated Documents") for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any amendment or supplement to the Prospectus (other than any Pricing Supplement that relates to Notes not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, promptly to use reasonable efforts to obtain its withdrawal;

                (b) Promptly from time to time to take such action as the Agents may reasonably request to qualify such Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Agents may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction, take any action which would subject it to general service of process in any jurisdiction where it is not now subject or file annual reports with such jurisdictions or comply with any other requirements deemed by the Company in its reasonable judgment expressed in writing to the Purchasing Agent to be unduly burdensome; and to inform the Agents promptly of any notices it may receive from any state securities agency which limits or will limit any such qualification or exemption;

                (c) To furnish the Agents with copies of the Prospectus as amended or supplemented, in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Act, in such quantities as the Agents may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of any Notes and if at such time any event shall have occurred as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason during such period it is necessary to further amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify each Agent and request the Agents, in their capacity as agents of the Company, to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, each Agent shall cease such solicitations as soon as possible, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise the Agents by telephone (with confirmation in writing) and to prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such period an Agent continues to own Notes purchased from the Company by such Agent as principal or an Agent is otherwise required to deliver a prospectus in respect of transactions in the Notes, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

                (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, which earning statements shall comply with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 of the Act);

                (e) So long as any Notes are outstanding, to furnish to such Agent, without charge, copies of its Annual Report on Form 10-K and other financial reports of the Company furnished or made available to the public generally, and deliver to such Agent, (i) as soon as they are available, copies of any Incorporated Documents; and (ii) such additional publicly available information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request;

                (f) That, from the date of any Terms Agreement with the Purchasing Agent and continuing to and including the related Settlement Date, the Company will not, without the prior written consent of each Agent, which consent shall not be unreasonably withheld, issue or announce the proposed issuance of, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Settlement Date and are substantially similar to the Notes and which are expected to be distributed on a retail basis in a manner comparable to that set forth in Exhibit A;

                (g) That each execution and delivery by the Company of a Terms Agreement with the Purchasing Agent shall be deemed to be an affirmation to each Agent that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of such Terms Agreement, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Notes relating to such sale, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, as amended and supplemented, relating to such Notes);

                (h) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (A) a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement or (B) a Quarterly Report on Form 10-Q under the Exchange Act, unless, in the case of clause (B), the Agents shall otherwise request), and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion or opinions by Reid & Priest LLP, counsel to the Agent, as a condition to the purchase of Notes pursuant to such Terms Agreement, at the request of such Agent, Reid & Priest LLP shall furnish to such Agent its written opinion, dated the date of such amendment, supplement, incorporation or Settlement Date relating to such sale, as the case may be, in form reasonably satisfactory to such Agent to the effect that such Agent may rely on the opinion of such counsel as to the matters referred to in
        Section 6(A)(c), which was last furnished to such Agent to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel as to the matters referred to in Section 6(A)(c), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date), and reasonably in advance of the time that any such opinion is to be delivered the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to pass on such matters;

                (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (A) a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement or (B) a Quarterly Report on Form 10-Q under the Exchange Act, unless, in the case of clause (B), the Agents shall otherwise request), and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent the written opinion or opinions of counsel to the Company or such other counsel for the Company reasonably satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Settlement Date relating to such sale, as the case may be, in form reasonably satisfactory to such Agent to the effect that such Agent may rely on the opinion of such counsel as to the matters referred to in Exhibit C hereof, which was last furnished to such Agent to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel as to the matters referred to in Exhibit C hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date);

                (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than (A) a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement or
        (B) a Quarterly Report on Form 10-Q under the Exchange Act, unless, in the case of clause (B), the Agents shall otherwise request), in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of a letter under this
        Section 4(j) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall cause Arthur Andersen LLP forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Settlement Date relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Exhibit D hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Exhibit D hereof which was last furnished to such Agent; and

                (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than a Current Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 8-K relating exclusively to the previous issuance of Notes under the Registration Statement), and each time the Company sells Notes to the Purchasing Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Settlement Date, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent (or, in the case of certificates delivered pursuant to Section 6(B)(b) hereof, by such other employees authorized by the Board of Directors of the Company to execute and deliver such certificates), to the effect that the statements contained in the certificate referred to in
        Section 6 hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6 but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

        5. PAYMENT OF EXPENSES. The Company covenants and agrees with each Agent that the Company will pay or reimburse all expenses incident to this Agreement, including the following: (i) the reasonable fees and expenses of one counsel for the Agents in connection with the preparation of a blue sky survey of qualifications and exemptions to offer and sell notes in the various states in the United States, the District of Colombia, Puerto Rico and Guam; (ii) to the extent the Company has agreed to print any of the following, the cost of printing any Terms Agreement, any Indenture, any blue sky survey and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) any filing fees in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(b) hereof;
(iv) any fees charged by securities rating services for rating the Notes;
(v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the sale of the Notes; (vi) the cost of preparing the Notes; (vii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Notes; and (viii) taxes (other than transfer taxes on sales by the Agents or Dealers) in connection with the issuance and delivery of the Notes.
Except as provided in this Section, Section 7 and Section 8 hereof, each Agent shall pay all other costs and expenses it incurs.

        6. CONDITIONS TO THE OBLIGATIONS OF THE AGENTS. (A) The obligations of each Agent to solicit offers to purchase the Notes pursuant to Section 1 hereof will, unless waived by such Agent expressly in writing, be subject to the accuracy of the representations and warranties on the part of the Company made herein as of the date hereof and as of the Commencement Date, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                (a) (i) The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with.

                (b) The Company shall have furnished to such Agent an opinion or opinions of the counsel to the Company, dated the Commencement Date, substantially to the effect set forth in Exhibit C hereto. Any of the opinions set forth therein may be delivered by another counsel for the Company who is reasonably satisfactory to the Agents.

                (c) Such Agent shall have received from Reid & Priest LLP, counsel for the Agent, an opinion, dated the Commencement Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, as amended as of the Commencement Date, the Prospectus, as amended and supplemented as of the Commencement Date, and other related matters as such Agent may reasonably require; and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

                (d) The Company shall have furnished to such Agent a certificate of the Company, signed by any of the Chairman of the Board, the President or the Chief Financial Officer, dated the Commencement Date, to the effect that to the best of such person's knowledge after reasonable investigation:

                         (i) this Agreement is substantially in the form presented to and approved by the Board of Directors of the Company;

                         (ii) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligations of such Agent under this Agreement;

                         (iii)  since the date of the most recent
                financial statements included or incorporated by reference in the Prospectus, as amended and supplemented, there has been no material adverse change in the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, other than those changes reflected in or contemplated by the Prospectus, as amended and supplemented as of the date of the certificate;

                         (iv) no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or threatened by the Commission; and

                         (v) since the date of the Prospectus, as amended and supplemented, no downgrading shall have occurred in the rating accorded the Company's debt securities by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, L.P. ("Fitch") and none of S&P, Moody's, Duff & Phelps or Fitch has placed on "credit watch" or "credit review" with negative implications the Company's debt securities.

                (e) Arthur Andersen LLP shall have furnished to such Agent a letter or letters, dated the Commencement Date, in form and substance satisfactory to such Agent, confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

                (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended and supplemented, there shall not have been
        (i) any downgrade or placement on "credit watch" or "credit review" as described in the certificate referred to in paragraph
        (A)(d)(v) of this Section 6 or (ii) any material adverse change in the business, properties, financial condition or results of operations of the Company and its consolidated subsidiaries, taken as a whole, the effect of which, in the reasonable judgment of such Agent after reasonable inquiry, is to impair the marketability of the Notes.

                (g) There shall not have occurred: (i)(A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (B) a suspension in trading in any securities of the Company on any exchange or over-the-counter market, or (C) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, if the effect of any such occurrence is such as to impair, in the reasonable judgment of such Agent, after reasonable inquiry, the marketability of the Notes; or (ii) the outbreak or material escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such occurrence on the financial markets of the United States is such as to impair, in the reasonable judgment of such Agent, after reasonable inquiry, the marketability of the Notes.

                (h) The Company shall have furnished to such Agent such further information, certificates and documents as such Agent may reasonably request from time to time. Any certificate signed by any officer of the Company and delivered to such Agent or its counsel and delivered explicitly pursuant to the terms of this Agreement shall be deemed a representation and a warranty by the Company to such Agent as to matters covered thereby, as if set forth herein.

        (B) The obligations of the Purchasing Agent to purchase Notes pursuant to any Terms Agreement entered into by it pursuant to Section 1 hereof will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of such Terms Agreement and as of the Settlement Date thereunder, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein and in such Terms Agreement on its part to be performed and observed and to the following additional conditions precedent (which cannot be waived by the Purchasing Agent in any respect without the consent of each other Agent):

                (a) (i) The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with.

                (b) Upon the request of any Agent, such Agent shall have received, appropriately updated and modified, (i) a certificate of the Company, dated as of the Settlement Date, to the effect set forth in Section 6(A)(d), (ii) the opinion or opinions of the counsel to the Company or such other counsel satisfactory to such Agent, dated as of the Settlement Date, to the effect set forth in Section 6(A)(b), (iii) the opinion of Reid & Priest LLP, counsel for the Agent, dated as of the Settlement Date, to the effect set forth in Section 6(A)(c) and/or (iv) the letter or letters of Arthur Andersen LLP, dated as of the Settlement Date, to the effect set forth in Section 6(A)(e).

                (c) The conditions set forth in Sections 6(A)(f) and 6(A)(g) shall have been satisfied.

                (d) Prior to the Settlement Date, the Company shall have furnished to any Agent such further information, certificates and documents as such Agent may reasonably request.

If any of the conditions specified in this Section 6(B) shall not have been fulfilled in all material respects when and as provided in this Agreement and in such Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and in such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agent and its counsel, such Terms Agreement and all obligations of any Agent thereunder may be cancelled at, or at any time prior to, the Settlement Date by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

        7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable to provide any indemnity hereunder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing and provided further that the Company will not be liable to provide any indemnity hereunder to any Agent with respect to any loss, claim, damage or liability arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any Preliminary Prospectus which had been corrected in the Prospectus as amended or supplemented if the person asserting any such loss, claim, liability, charge or damage purchased Notes from an Agent but was not sent or given a copy of the Prospectus as so amended or supplemented at or prior to the written confirmation of the sale of such Notes to such person.

        (b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any such amendment or supplement to any of the foregoing in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses. Such counsel shall be designated in writing by such Agent in the case of parties indemnified pursuant to Section 7(b) and by the Company in the case of parties indemnified pursuant to Section 7(a). Any indemnified party shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the indemnifying party and (y) the indemnified party and, in the written opinion of counsel to such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such indemnified party shall be reimbursed by the indemnifying party to the indemnified party. If there is a conflict as described in clause (ii) above, and the indemnified parties have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the indemnifying party and the indemnified parties, or any of them, are found to be solely liable, such indemnified parties shall repay to the indemnifying party such fees and expenses of such separate counsel as the indemnifying party shall have reimbursed. It is understood that the indemnifying party shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the indemnified parties are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such indemnified parties. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the indemnified parties of such reasonable fees and expenses of counsel promptly after payment thereof by the indemnified parties. An indemnifying party will not be liable for any settlement or any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                In furtherance of the requirement above that fees and expenses of any separate counsel for the indemnified parties shall be reasonable, each Agent and the Company agree that the indemnifying party's obligations to pay such fees and expenses shall be conditioned upon the following:

                (1) in case separate counsel is proposed to be retained by the indemnified parties pursuant to clause (ii) of the preceding paragraph, the indemnified parties shall in good faith fully consult with the indemnifying party in advance as to the selection of such counsel; and

                (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the indemnifying party (but nothing herein shall be deemed to require the furnishing to the indemnifying party of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                (3) the Company and such Agent shall cooperate in monitoring and controlling the fees and expenses of separate counsel for indemnified parties for which the indemnifying party is liable hereunder, and the indemnified party shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the indemnifying party.

        (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and an Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates; if, and only if, contribution solely on the basis of relative benefits is found to be unavailable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and such Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Agent on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Agent, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented to relate to a particular offering of Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Agents in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Notes and not joint. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

        (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        8.      TERMINATION.

        This Agreement may be terminated at any time either by the Company as to any of the Agents or by any of the Agents insofar as this Agreement relates to such Agent upon the giving of written notice of such termination to such Agent or Agents or to the Company, as the case may be; provided that Section 10 shall survive only for the term provided therein and only with respect to the parties covered thereby. In the event of termination of this Agreement (other than with respect to section 10), no terminating party or parties with respect to which this Agreement is terminated shall have any liability to the other parties hereto, except as follows: (a) as provided in the first sentence of the fourth paragraph of
Section 1 and Sections 4(c), 5, 7, 9 and 11; (b) (i) if at the time of termination a Terms Agreement is in effect between the Purchasing Agent and the Company but the time of delivery to any Agent of the Note or Notes relating thereto has not occurred or (ii) if the Agent or Agents shall then own any Note or Notes purchased pursuant to a Terms Agreement, then the Company's representations and warranties stated in Section 3 and its obligations under the sixth paragraph of Section 1 and Sections 4(a), 4(b), 4(d), 4(e), 4(f), 4(i), 4(j) and 4(k), with respect to clause (i) above, shall remain in full force and effect and not be terminated and, with respect to clause (ii) above, shall remain in full force and effect and not be terminated until the earlier of the date on which such Notes are resold or the expiration of 90 days from such termination; provided, however that with respect to clause (ii) above, the Company may repurchase any such Notes from the Agents at the net price sold to the Agents on original issuance and thereby terminate its obligations hereunder; and (c) if the Company shall terminate this Agreement within six months of the date hereof, other than as a result of a breach hereof by an Agent, the Company shall be obligated, in addition to any matters covered by clauses
(a) and (b) of this Section 8, to reimburse the Agents for the reasonable out-of-pocket expenses incurred by the Agents in connection with the execution of this Agreement and the offering and sale of Notes including, but not limited to, the reasonable fees and expenses of one counsel for the Agents in connection with the establishment of the program contemplated hereby.

        9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in section 7 hereof, and will survive delivery of and payment for the Notes, and the indemnity agreement contained in Section 7 hereof shall survive any termination of this Agreement.

        10.     GRANT OF LICENSE.

        (a) Grant of Non-Exclusive License. Upon the terms and conditions hereinafter set forth, the Purchasing Agent hereby grants to the Company and to each other Agent (for purposes of this Section 10, each such party is referred to as a "Licensee") and each Licensee hereby accepts a non-exclusive, non-transferable (except as provided under paragraph (f) hereunder) license to use the service marks owned by the Purchasing Agent in respect of the names "General Term Notes" and "GTN" that it has used in connection with its business activities, and in which the Purchasing Agent asserts common law interests (hereinafter referred to collectively as "Marks") in connection with such Licensee's furtherance of this Agreement, including use of such Marks as part of such Licensee's marketing materials or other similar uses. No Licensee shall have any interest in or right to use the Marks except as set forth herein.

        (b) Non-Exclusivity of License. Nothing in this Section 10 shall prevent the Purchasing Agent from granting any other license for the use of the Marks or from utilizing the Marks or permitting the Marks to be utilized by others in any manner whatsoever.

        (c) Term. The term of this license shall continue in force as to the Purchasing Agent and (without regard to any other Licensee) (i) with respect to the Company, for so long as the Notes shall be outstanding and (ii) with respect to each other Agent, for as long as this Agreement or that Co-Agent Agreement between the Purchasing Agent and such Agent with respect to the Notes issued under this Agreement shall be in effect, in each case subject to earlier termination in accordance with the provisions of either this Agreement or any such Co-Agent Agreement, as the case may be.

        (d) Ownership of Marks. Each Licensee specifically acknowledges the Purchasing Agent's ownership rights in the Marks. In connection with the use of the Marks, no Licensee shall in any manner represent that it has any ownership in the Marks or any registrations thereof and agrees that nothing in this Agreement shall give such Licensee any ownership interest in any of the Marks other than the right to use the Marks in accordance with this Section 10.

        No Licensee will, during the term of this Section 10 or at any time thereafter, attack the validity of any of the Marks or the Purchasing Agent's interests therein, nor will any Licensee attack any application for registration of any of the Marks, or take any position contrary to that of the Purchasing Agent in any proceedings pertaining to registration of any of the Marks.

        Each Licensee shall, whether during or after the term of this Agreement, execute and deliver to the Purchasing Agent such documents as the Purchasing Agent may reasonably request to establish or confirm the Purchasing Agent's ownership interest in the Marks.

        (e) Quality Control and Regulatory Compliance. Each Licensee agrees that it will make no use of the Marks that would tend to reflect adversely upon the Purchasing Agent, its business reputation, the GTN business and/or market, or would violate or reflect adversely upon the Purchasing Agent with regard to the Commission, the NASD or any other governmental authority or securities association or other regulatory matters. The common law understanding of the reasonable man standard, given the facts and circumstances then facing such Licensee, its agents and employees, shall apply when making a determination pursuant to this paragraph (e). Any proposed use of the Marks outside of the terms contemplated by this Paragraph shall be submitted to the Purchasing Agent for its written approval prior to said proposed use.

        (f) Assignment of Sublicense by Licensee. This Section 10 and all rights and duties in and with respect to the Marks hereunder are personal to each Licensee and shall not, without the prior written consent of the Purchasing Agent, which consent may not be unreasonably withheld, be assigned, mortgaged, sublicensed or otherwise encumbered or transferred by such Licensee, except by operation of law. The Purchasing Agent may assign its rights under this Section 10 to any person or entity without the consent of any Licensee and upon such assignment the Purchasing Agent shall be relieved from any further liability under this Agreement. The Purchasing Agent shall furnish prior written notice of any such assignment to each Licensee.

        (g)     Unauthorized Use.  Each Licensee will notify the
Purchasing Agent in writing of any unauthorized use of any of the Marks which come to such Licensee's attention.

        (h)     Indemnification; Infringement.

        (I) The Purchasing Agent hereby indemnifies each Licensee and holds it harmless from and against any loss, liability, penalty, deficiency, damage or out-of-pocket expense (including, without limitation, reasonable legal fees and expenses) which such Licensee may suffer, sustain or become subject to resulting from, arising out of or caused by any suit, action or proceeding brought by a third party claiming or alleging in any manner that the use of any of the Marks by such Licensee has infringed upon the rights of others; provided, however, that the Purchasing Agent shall not be liable or responsible to indemnify a Licensee if the claimed or alleged infringement results from such Licensee's violation of this Section 10 or bad faith, willful misfeasance or gross negligence.

        (II) Each Licensee will notify the Purchasing Agent promptly in writing of any claim that the use of any of the Marks infringes the rights of others, or of the institution of any legal actions or suits predicated upon such claimed infringement, and any such suit or action will be diligently defended at the sole expense of and under the sole control of the Purchasing Agent.

        (i)     Termination.

        (I) This Section 10 shall remain in effect throughout the term stated in paragraph (c) above until and unless it is earlier terminated pursuant to the terms of paragraph
                (i)(II) below.

        (II) This Section 10 may be terminated as to the Purchasing Agent and any Licensee (without regard to another
                Licensee) as follows:

                A. By the Purchasing Agent in the event that such Licensee shall fail to perform any obligation imposed upon such Licensee by this Section 10 or violate any terms of this Section 10. The Purchasing Agent will give such Licensee written notice setting forth the particulars of any such breach and, unless such Licensee has cured such breach or is in the process of curing such breach, this
                Section 10 will terminate ten (10) days after receipt by such Licensee of such written notice. With respect to the Company, nothing in this paragraph shall be construed to require such Licensee to retire, redeem or repurchase any Notes issued by it pursuant to this Distribution Agreement, or successor Distribution Agreements, otherwise left outstanding in the event of termination hereunder.

                B. With respect to each other Agent (and not as to the Company), in the event that any Co-Agent Agreement between the Purchasing Agent and such Agent/Licensee terminates for any reason, or in the event of its expiration, this
                Section 10 shall immediately and automatically terminate.


        (j) Effect of Termination or Expiration. On termination or expiration of this Section 10 all rights and licenses granted to each Licensee hereunder shall immediately and automatically terminate. In such event, each Licensee agrees to discontinue all uses of the Marks and any words confusingly similar thereto within ten (10) days of such termination or expiration. After such termination, no Licensee nor any affiliate of any Licensee shall allude in any public statement or advertisement to the Marks. Each Licensee agrees that it will at no future time adopt or use, without the Purchasing Agent's prior written consent, a word or mark which is reasonably likely to be similar to or confused with any of the Marks. The Purchasing Agent shall retain sole authority and control over all of the Marks, and all rights in the Marks shall remain the property of the Purchasing Agent.

        (k) Royalty. The license granted herein shall be royalty-free.

        (l) Reservation of Rights in the Marks. Rights in the Marks, other than those specifically granted herein, are reserved by the Purchasing Agent for its own use. Upon the termination of this Section 10 for any reason whatsoever, all rights to the Marks shall revert to the Purchasing Agent without the necessity of any act on its part.

        (m) Unenforceable Provisions. If any provision or part of this Section 10 is declared unenforceable by a court of competent jurisdiction, each and every other provision, or part hereof, shall continue in full force and effect.

        (n) Waiver. The failure or delay of the Purchasing Agent or any Licensee to insist upon the performance of any of the terms and conditions of this Section 10 or to exercise or enforce any right or obligation herein conferred, shall not be construed to be a waiver of any such terms, conditions, rights or obligations and either party may, within the time provided by applicable law, take measures to enforce any or all such rights and obligations.

        (o) Remedies. In the event of the breach or default in the terms of this Section 10 by the Purchasing Agent or any Licensee, the non-breaching or non-defaulting party shall be entitled to all legal and equitable remedies provided by law.

The Purchasing Agent and each Licensee agree that damages may be insufficient to compensate the Purchasing Agent in the event that any of the terms of this Section 10 are not complied with, and therefore, agree that in such event, the Purchasing Agent may seek injunctive relief and specific performance of the terms hereof, in addition to all other rights or remedies, and that to obtain such an injunction the Purchasing Agent shall not be required to show any actual damage or to post any bond or other security.

        11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company, will be mailed or delivered or sent by facsimile transmission or telegraph and confirmed to it at CMS Energy Corporation, Fairlane Plaza South, 330 Town Center Drive, Suite 1000, Dearborn, Michigan 48126, attention: Alan M. Wright, Senior Vice President, Chief Financial Officer and Treasurer, facsimile transmission number (313) 436-9258, and if sent to any of the Agents, will be mailed or delivered or sent by facsimile transmission or telegraph and confirmed to them at their respective addresses and facsimile transmission numbers, as follows: if to J. W. Korth & Company, to it at 32841 Middlebelt Road, Suite 400, Farmington Hills, Michigan 48334, attention:
Robert W. Haun, facsimile transmission number (810) 855-0805. Any party hereto may change its address or facsimile number set out in this Section 11 by a notice given to the other parties in accordance herewith.

        12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" as used in this Agreement shall not include a purchaser, as such purchaser, of Notes from any Agent or from any selected dealer acting through such Agent.
        13. Applicable Law. This Agreement and each Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, except that Section 10 of this Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

        14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                   Very truly yours,

                                   CMS Energy Corporation

                                   By: __________________________

                                    Title: Senior Vice President,
                                      Chief Financial Officer
                                         and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

J. W. KORTH & COMPANY


By: __________________________

Title: _____________________